EXHIBIT 21
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                           SUBSIDIARIES OF THE COMPANY
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DNA-ADTECH                    (Organized under the laws of the Kingdom of Spain)

DNA-ADTECH (Asia) Sdn Bhd     (subsidiary of DNA-ADTECH in Spain organized under
                               the laws of Malaysia)

Microtech A/S                 (Organized under the laws of Denmark)

Micro-Tech Products, Inc.     (Massachusetts Corporation - Inactive)